UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2011

UNITED NATURAL FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21531	05-0376157
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

313 Iron Horse Way, Providence, RI 02908

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:   (401) 528-8634

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

United Natural Foods, Inc. (the “Company”) held its Annual Meeting of Stockholders on December 13, 2011. The Company’s stockholders voted on five proposals at the annual meeting. The results of voting on the five proposals, including final voting tabulations, are set forth below.

(1)           The stockholders elected Michael S. Funk, James P. Heffernan, and Steven L. Spinner to serve as Class III directors to hold office until the annual meeting of stockholders to be held in 2014 and until their successors are duly elected and qualified.

	For	Against	Abstain	Broker Non-Votes
Michael S. Funk	40,952,226	1,768,455	103,112	2,728,958
James P. Heffernan	40,994,819	1,605,089	223,885	2,728,958
Steven L. Spinner	41,162,193	1,546,460	115,140	2,728,958

(2)           The stockholders approved the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 28, 2012.

For	Against	Abstain	Broker Non-Votes
43,799,108	1,582,062	171,581	—

(3)           The stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-votes
38,711,661	3,671,901	440,231	2,728,958

(4)           The stockholders voted, on a non-binding, advisory basis, to hold the non-binding, advisory vote on the compensation of the Company’s named executive officers every one year.  The Company will file an amendment to this current report on Form 8-K to report the Company’s decision regarding the frequency of future non-binding, advisory votes on the compensation of the Company’s named executive officers.

One Year	Two Years	Three Years	Abstain
37,408,424	1,424,066	3,558,241	433,062

(5)           The stockholders did not approve a stockholder proposal regarding succession planning, which was presented at the annual meeting.

For	Against	Abstain	Broker Non-votes
12,497,112	29,783,052	543,629	2,728,958

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

	By:	/s/ Mark E. Shamber
	Name:	Mark E. Shamber
	Title:	Senior Vice President, Chief Financial
Officer and Treasurer

Date: December 19, 2011